                                                                    EXHIBIT 3.66

                          REVISED AND RESTATED BYLAWS

                                       OF

                              McGILL INCORPORATED
                            ______________________

                                   ARTICLE I.


                                     Office
                                     ------
     The principal office of the corporation shall be at 5800 West 68th Street, Tulsa, Oklahoma, or at such other place as may be selected by the Board of Directors from time to time. The corporation may have such other offices within or without the State of Oklahoma as the Board of Directors may from time to time appoint.

                                  ARTICLE II.


                           Stock and Transfer Thereof
                           --------------------------

     1.  Stock Certificates:  The form of certificate representing shares of
         ------------------
stock of the corporation shall be approved by the Board of Directors at its first meeting, and a sample certificate shall be placed in the corporate Minute Book for reference as to the certificate to be issued and the manner of issuance, to be followed in all respects.

     2.  Consideration for Shares:  Shares shall be issued for such
         ------------------------
consideration expressed in dollars but lot less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

     Such consideration may be paid in whole or in part in money and other property, tangible or intangible, or in labor or services actually performed for the corporation; and the Board of Directors shall have full discretion and authority to sell and issue the stock of the corporation upon such terms and conditions as it deems necessary or desirable, including installment sales and the granting of options or other rights to purchase.

     3.  Lost Certificate:  The Board of Directors may direct a new certificate
         ----------------
or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost; and the Board of Directors when authorizing such issuance of a new certificate or certificates may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct, as indemnity against any claim that may be made against the corporation. Except as hereinabove in this section provided, no new certificate evidencing shares of stock shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued shall be surrendered for cancellation.

     4.  Transfers of Stock:  Except as otherwise provided by law, the stock of
         ------------------
the corporation shall be transferable or assignable only on the books of the corporation by the holder thereof in person or by duly authorized representative upon surrender of the certificate or certificates for such shares duly endorsed or transferred.

     The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable claim or any other claim or interest is such share on the part of any other person, whether or not it shall have express or other notice thereof, except as say be required by the laws of the State of Oklahoma.

                                  ARTICLE III.


                       Shareholders and Meetings Thereof
                       ---------------------------------

     1.  Annual Meeting:  The annual meeting of the shareholders for the
         --------------
election of directors and the transaction of such other business as may properly come before the meeting shall be held at the principal office of the corporation or at such other location as may be specified by the Board of Directors in the month of April each year.

     2.  Special Meetings:  Special meetings of the shareholders may be called
         ----------------
by the President, the Board of Directors or the holders of not less than one-fifth (1/5) of all the shares entitled to vote at the meetings.

     3.  Notice of Meetings:  Written or printed notice stating the place, date,
         ------------------
and hour of a meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased, at least thirty (30) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears in the stock transfer books of the corporation, with postage thereon prepaid. Any shareholder may waive notice of any meeting.

     4.  Closing of Transfer Books and Fixing Record Date:  For the purpose of
         ------------------------------------------------
determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books be closed for a stated period not to exceed in any case forty
(40) days. If the stock transfer books shall be closed for the purpose of determining shareholders, such books shall be closed at least ten (10) days immediately preceding a meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than forty
(40) days and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for determining shareholders entitled to notice of or to vote at the meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     5.  Quorum:  A quorum at any meeting of the shareholders shall consist of a
         ------
majority of the issued and outstanding voting shares which may be represented either in person or by proxy. If less than a majority of the outstanding voting shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. A majority of such quorum shall decide any question that may come before the meeting unless otherwise specified by law.

     6.  Proxies:  At all meetings of shareholders, a shareholder may vote by
         -------
proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy.

     7.  Voting of Shares:  Each outstanding share of common stock shall be
         ----------------
entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of shareholders. At each election for directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting shall not be allowed.

     8.  Voting of Shares by Certain Holders:  Treasury shares shall not be
         -----------------------------------
voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy; and no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in the appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     9.   Chairman:  The President of the corporation shall be ex-officio
          --------
chairman at all meetings of shareholders.

     10.  Oral Vote:  Voting shall be oral but shall be by written ballot if
          ---------
such vote is demanded by any stockholder present in person or by proxy and entitled to vote.

     11.  Action by Shareholders Without a Meeting:  Any action required to be
          ----------------------------------------
taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

                                  ARTICLE IV.

                         Directors, Powers and Meetings
                         ------------------------------

     1.  General Powers:  The business and affairs of the corporation shall be
         --------------
managed by a Board of Directors who shall exercise all the powers of the corporation except as otherwise provided by the laws of the State of Oklahoma or the Articles of Incorporation.

     2.  Number, Tenure and Qualifications:  The number of Directors of the
         ---------------------------------
corporation shall be no less than three (3) nor more than ten (10), as determined by resolutions adopted by the shareholders from time to time. Directors shall be elected at each annual meeting of the shareholders. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be residents of Oklahoma or shareholders of the corporation. Directors shall be removable in the manner provided by the Laws of the State of Oklahoma.

     3.  Resignations:  Any director may resign at any time by mailing,
         ------------
delivering or by transmitting written notice of his resignation to the Chairman of the Board or the President, or to the Secretary of the corporation; and any such resignation shall take effect immediately without acceptance.

     4.  Vacancies:  Any vacancy occurring in the Board of Directors may be
         ---------
filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     5.  Annual Meeting:  The meeting of the Board of Directors shall be held
         --------------
without notice in each year immediately following the annual meeting of shareholders, at the same place. No prior notice of such meeting, other than the notice of the shareholders' meeting, shall be necessary.

     6.  Special Meeting:  Special meetings of the Board of Directors may be
         ---------------
called at any time and at any place within or without the State of Oklahoma by the Chairman of the Board or by the President or by any of the Directors.
Notice of such meeting shall be mailed, telegraphed or electrically transmitted to the last known address of each director at least five (5) days in the case of mail, or three (3) days in the ease of telegram or electronic transmission, prior to the date fixed for the meeting. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the purpose of objection to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     7.  Quorum:  A majority of the number of directors in office at any
         ------
particular time shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting in which a quorum is present shall be the act of the Board of Directors.

     8.  Compensation:  Each director shall be entitled to receive such
         ------------
compensation as the Board of Directors may determine for his services as a member of such Board and of the duly constituted committees thereof, regardless of whether any such director is serving the corporation as an officer, employee, agent or otherwise and receiving compensation therefor.

     9.  Presumption of Assent:  A director of the corporation who is present at
         ---------------------
a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation within ten (10) days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     10. Executive Committee:  The Board of Directors, by resolution adopted by
         -------------------
a majority of the number of directors fixed by these Bylaws, may designate two or more directors to constitute an executive committee. Such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the general management of the corporation, but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it by these Bylaws or by law.

     11.  Action by Directors Without Meeting:  Any action required to be taken
          -----------------------------------
at a meeting of the directors of the corporation, or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors.

     12.  Bank Accounts:  Anything herein to the contrary notwithstanding the
          -------------
Board of Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the corporation, to sign checks, drafts, or other orders for the payment of money or notes, or other evidences of indebtedness, to endorse for deposit, deposit to the credit of this corporation at any bank or trust company or banking institution in which the company may maintain an account, and cash checks, notes, drafts, or other bankable securities or instruments. Such authority may be general or confined to specific instances, as the Board may elect.

                                   ARTICLE V.

                              Officers and Agents
                              -------------------

     1.  Officers:  The officers of the corporation shall consist of a
         --------
President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers and agents as it may deem necessary. The Board of Directors shall fix the authority, duties, term of office, and salaries of all of the officers of the corporation except as otherwise specified in these Bylaws. Any two or more offices may be held by the same person, except the offices of President and Secretary. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of shareholders and each officer shall hold office until his successor shall be chosen and shall be qualified unless he shall sooner resign or be removed.

     2.  Removal of Officers:  Any officer or agent may be removed by the Board
         -------------------
of Directors or by the Executive Committee, if any, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights; if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

     3.  Chairman of the Board: The Chairman of the Board, if such officer shall
         ---------------------
be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the corporation and shall from time to time consult and advise the President in the direction and management of the corporation's business and affairs and shall also do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

     4.  President:  The President shall be the Chief Executive Officer of the
         ---------
corporation unless the Board of Directors should authorize another officer of the corporation to act in such capacity, he shall preside at any meeting of the shareholders at which he is present and, in the absence of the Chairman of the Board, shall preside at any meeting of the Board of Directors at which he is present; and he shall be ex-officio a member of all standing committees. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect; provided, however, such management function can be delegated in his discretion to a Vice-President who shall be designated the Chief Operating Officer of the corporation.

     5.  Vice Presidents:  The Vice Presidents shall, in the order of their
         ---------------
seniority, determined by their tenure as Vice-President and in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President.

     6.  Secretary:  The Secretary or an Assistant Secretary, if any, shall
         ---------
attend all sessions of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall keep in safe custody the corporate records and the seal of the corporation and when authorized by the Board shall affix the seal to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall keep at the registered office or the principal place of business of the corporation a record of the shareholders giving names and addresses of all shareholders and the number of shares held by each. He shall sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. He shall, in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Assistant secretaries, if any, may be appointed by any officer or director of the corporation for a specified limited purpose and shall have the same duties ant powers as the Secretary to the extent necessary to perform the responsibilities entrusted to him, subject to supervision by the Secretary.

     7.  Treasurer:  The treasurer shall have custody of the corporate funds and
         ---------
securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the President and the directors at the regular meetings of the Board, or whenever they may require it, an account of all the transactions and of the financial condition of the corporation. He shall, if required by the Board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of the duties and for the restoration to the corporation of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

     Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

                                  ARTICLE VI.

                   Indemnification of Officers and Directors
                   -----------------------------------------

     Each director and officer of this corporation and each person who shall serve at its request as a director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, whether or not then in office, and his personal representatives, shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding in which he may be involved or in which he may be made a party by reason of his being or having been such director or officer, except in relation to matters in which he shall be finally adjudged in such action, suit, or proceeding to be liable for misconduct in the performance of a duty, or breach of a fiduciary duty or relation owed by him, to the corporation. Such costs and expenses shall include amounts reasonably paid in settlement for the purposes of curtailing the costs of litigation, but only if such settlement is approved by the Board of Directors and the corporation is advised in writing by its counsel that, in his opinion the person indemnified did not commit such misconduct or breach of fiduciary duty or relation owed by him to the corporation. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law or by agreement.

                                  ARTICLE VII.

                                 Miscellaneous
                                 -------------
     1.  Fiscal Year.  The fiscal year of the corporation shall begin on the
         -----------
first day of January of each year.

     2.  Notices:  Whenever notice is required to be given by these Bylaws or
         -------
under the Oklahoma Business Corporation Act, it shall be deemed to be sufficiently given if given by depositing the same in the United States Mail, postage prepaid, addressed to the person entitled to it at his last known address shown by the books of the corporation. Notice shall be deemed to have been given upon the date of such mailing.

     3.  Waiver of Notice:  Whenever notice is required to be given to any
         ----------------
shareholder or director of the corporation under any provisions of the Oklahoma Business Corporation Act, the Articles of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     4.  Dividends:  Dividends shall be paid at such times and in such amounts
         ---------
as the Board of Directors shall determine.

     5.  Amendment of Bylaws:  The Bylaws may be amended from time to time in
         -------------------
whole or in part by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose, or at any meeting of the shareholders by a majority vote of the shares represented at such meeting. The Board of Directors shall not make or alter any Bylaw fixing their number, qualifications, classifications or term of office.

     ADOPTED this ________ day of ________________, 1981.

                              /s/ James C. McGill
                              _________________________________
                              James C. McGill, President

ATTEST:

__________________________
Secretary

                              BOARD OF DIRECTORS:

                              /s/ James C. McGill
                              _________________________________
                              James C. McGill

                              /s/ Sam Aubrey
                              _________________________________
                              H. Sam Aubrey

                              /s/ Eugene C. McGill
                              _________________________________
                              Eugene C. McGill

                              /s/ James H. Buxton
                              _________________________________
                              James H. Buxton

                              /s/ Bob Cartwright
                              _________________________________
                              Bob Cartwright

                              /s/ Daniel E. Fairchild
                              _________________________________
                              Daniel E. Fairchild

                              /s/ Quanah Sumpter
                              _________________________________
                              Quanah Sumpter

                                   EXHIBIT C


                              AMENDMENT TO BYLAWS
                              -------------------

                             ADOPTED April 1, 1989


          NOW THEREFORE, BE IT RESOLVED, that the first sentence of Article IV,
Section 2, of the Bylaws is hereby revised to read as follows:

          The number of Directors of the Corporation shall be no less than two
          (2) and no more than ten (10), as determined by resolutions adopted by the shareholders from time to time.

          BE IT FURTHER RESOLVED, that the number of Directors of this Corporation is hereby determined to be two (2), until changed in accordance with applicable law and the Bylaws of the Corporation.